SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2002

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 1300, Dallas, Texas 75201
(Address of principal executive offices)

(214) 756-6900
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Westwood Holdings Group, Inc. issued a press release today announcing that its Board of Directors has approved the payment of a quarterly cash dividend of $0.02 per common share, payable on January 1, 2003 to stockholders of record on December 16, 2002. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2002

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ BRIAN O. CASEY
Brian O. Casey, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 20, 2002.